As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

___________________

ALIMERA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0028718 (IRS Employer Identification No.)

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

(Address of principal executive offices) (Zip Code)

___________________

ALIMERA SCIENCES, INC. 2019 OMNIBUS INCENTIVE PLAN

ALIMERA SCIENCES, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

___________________

Richard S. Eiswirth, Jr.

President and Chief Executive Officer

6120 Windward Parkway, Suite 290

Alpharetta, GA 30005

(Name and address of agent for service)

(678) 990-5740

(Telephone number, including area code, of agent for service)

Copies to:

Charles D. Vaughn	Christopher S. Visick
Nelson Mullins Riley & Scarborough LLP	Vice President and General Counsel
Atlantic Station, Suite 1700	6120 Windward Parkway, Suite 290
201 17th Street NW	Alpharetta, GA 30005
Atlanta, GA 30363	(678) 990-5740
(404) 322-6000

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act

☐

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CALCULATION OF REGISTRATION FEE

	(1)
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value – 2019 Omnibus Incentive Plan	1,000,000 (3)	$4.52	$4,520,000.00	$419.01
Common Stock, $0.01 par value – 2010 Employee Stock Purchase Plan	13,812 (4)	$4.52	$62,430.24	$5.79
Total	1,013,812	N/A	$4,582,430.24	$424.80

_______________________________

(1)

The shares registered hereunder include: (a) an additional 1,000,000 shares of the Common Stock, $0.01 par value (“Common Stock”), of Alimera Sciences, Inc. (the “Company” or the “registrant”) reserved for issuance pursuant to the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”); and (b) 13,812 shares of Common Stock reserved for issuance pursuant to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan (the “2010 ESPP”). This Registration Statement also covers any additional shares of Common Stock that become issuable under the 2019 Plan or the 2010 ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The offering price per share and aggregate offering price for the shares of Common Stock are based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on October 26, 2021.

(3)

Represents 1,000,000 shares of Common Stock that were added to the shares of Common Stock authorized for issuance under the 2019 Plan under an amendment approved by the Company’s stockholders  on June 15, 2021.

(4)

Represents 13,812 shares of Common Stock that were automatically added to the shares of Common Stock authorized for issuance under the 2010 ESPP on January 1, 2021 pursuant to an “evergreen” provision contained in the 2010 ESPP. Under that provision, on January 1 of each year from January 1, 2011 through and including January 1, 2021, the aggregate number of shares of Common Stock available for purchase during the life of the 2010 ESPP automatically increased by the number of shares of Common Stock necessary to cause the number of shares of Common Stock then available for purchase to be restored to 32,961 shares of Common Stock (which amount takes into account the Company’s one-for-15 reverse stock split that became effective on November 14, 2019).

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INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective. This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of:

(a)	the Registration Statement on Form S-8 relating to the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan filed with the SEC on June 19, 2019 (File No. 333-232206); and

(b)

the Registration Statements on Form S-8 relating to the Alimera Sciences, Inc. 2010 Employee Stock Purchase Plan filed with the SEC on May 14, 2010 (File No. 333-166822), March 25, 2011 (File No. 333-173095), April 4, 2012 (File No. 333-180567), March 28, 2013 (File No. 333-187600), March 7, 2014 (File No. 333-194381), January 20, 2015 (File No. 333-201606), January 19, 2016 (File No. 333-209035), January 6, 2017 (File No. 333-215451), January 11, 2018, as amended by Post-Effective Amendment No. 1 on January 12, 2018 (File No. 333-222508), January 16, 2019 (File No. 333-229280), and November 2, 2020 (File No. 333-249811),  in each case except for Item 8, Exhibits, with respect to which the Exhibit Index below is incorporated herein by reference.

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EXHIBIT INDEX

Exhibit Number	Exhibit
4.1

Restated Certificate of Incorporation of Registrant, as amended on various dates (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 5, 2021, and incorporated herein by reference)

4.2

Amended and Restated Bylaws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on March 5, 2021, and incorporated herein by reference)

5.1	Opinion and consent of Nelson Mullins Riley & Scarborough LLP
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1	Power of Attorney. Reference is made to the Power of Attorney following the signature page of this Registration Statement
99.1	Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.60 to the Company’s Current Report on Form 8-K filed on June 18, 2019)
99.2

Form of Stock Option Agreement under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.61 to the Company’s Current Report on Form 8-K filed on June 18, 2019)

99.3

Form of Restricted Stock Agreement under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (filed as Exhibit 10.5.C to the Registrant’s Quarterly Report on Form 10-Q, as filed May 6, 2020, and incorporated herein by reference)

99.4

Form of Restricted Stock Unit Agreement under the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (filed as Exhibit 10.5.D to the Registrant’s Quarterly Report on Form 10-Q, as filed May 6, 2020, and incorporated herein by reference)

99.5	UK Sub-Plan to the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan
99.6	Form of UK Sub-Plan Stock Option Agreement
99.7

2010 Employee Stock Purchase Plan (filed as Exhibit 10.10 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-162782), as filed on April 6, 2010, and incorporated herein by reference)

99.8	Amendment No. 1 to 2010 Employee Stock Purchase Plan (filed as Exhibit 10.7.A to the Registrant’s Annual Report on Form 10-K, as filed March 13, 2015, and incorporated herein by reference)
99.9	Amendment No. 2 to 2010 Employee Stock Purchase Plan (filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8, as filed November 2, 2020, and incorporated herein by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on this 29th day of October, 2021.

ALIMERA SCIENCES, INC.

By:	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

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POWER OF ATTORNEY

The undersigned officers and directors of Alimera Sciences, Inc., a Delaware corporation, do hereby constitute and appoint Richard S. Eiswirth, Jr., J. Philip Jones, and Christopher S. Visick, and any of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard S. Eiswirth, Jr. Richard S. Eiswirth, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2021
/s/ J. Philip Jones J. Philip Jones	Chief Financial Officer (Principal Financial and Accounting Officer)	October 29, 2021
/s/ C. Daniel Myers C. Daniel Myers	Chairman of the Board of Directors	October 29, 2021
/s/ James R. Largent James R. Largent	Lead Independent Director	October 29, 2021
/s/ Brian K. Halak Brian K. Halak, Ph.D.	Director	October 29, 2021
/s/ Garheng Kong Garheng Kong, M.D., Ph.D.	Director	October 29, 2021
/s/ Peter J. Pizzo, III Peter J. Pizzo, III	Director	October 29, 2021
/s/ John Snisarenko John Snisarenko	Director	October 29, 2021

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